UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 26, 2016

Internap Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 26, 2016, Internap Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), at which the stockholders approved three proposals. The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal were as follows:

(a)	Election of Directors – Terms Expiring in 2019

The stockholders elected two candidates nominated by the Board of Directors to serve as directors for three-year terms expiring at the annual meeting of stockholders to be held in 2019 or until their respective successors, if any, have been elected and are qualified. The following sets forth the results of the voting with respect to each candidate:

Nominee	For	Withheld	Broker Non-Votes
Gary M. Pfeiffer Michael A. Ruffolo	33,097,575 38,765,288	7,181,075 1,513,362	10,611,444 10,611,444

(b)	Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016. The following sets forth the results of the voting with respect to this proposal.

For	Against	Abstentions
49,341,209	1,512,830	36,055

(c)	Advisory Resolution on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Annual Meeting. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-Votes
27,625,889	6,666,520	5,986,241	10,611,444

Item 8.01	Other Events.

On May 27, 2016, the Company granted 23,404 shares of restricted stock to each independent member of the Board of Directors as part of its annual director compensation program. The shares of restricted stock were granted at an assumed value of $5.00 per share, rather than the fair market value of $2.24 per share on the date of grant. The Company used the same assumed value ($5.00 per share) for grants made to employees, including named executive officers, in February 2016 under its annual equity compensation program, notwithstanding that the fair market value on the date of grant was $2.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: May 27, 2016	By:	/s/ Kevin M. Dotts
Kevin M. Dotts Chief Financial Officer